As Filed With the Securities and Exchange Commission on April 8, 2010
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PEPPER ROCK RESOURCES CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                      1040
            (Primary Standard Industrial Classification Code Number)

                                   27-1843986
                     (I.R.S. Employer Identification Number)

                One Lincoln Center, 18 West 140 Butterfield Road,
                     15th Floor, Oakbrook Terrace, IL, 60181
                            Telephone: (630) 613-7487
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      National Registered Agents Inc. of NV
                      1000 East Williams Street, Suite 204
                           Carson City, Nevada, 89701
                                Tel: 800-550-6724
            (Name, address and telephone number of agent for service)

                  Please send copies of all correspondence to:

                              William L. MacDonald
                 Macdonald Tuskey Corporate & Securities Lawyers
        Suite #1210, 777 Hornby Street, Vancouver, B.C., V6Z 1S4, Canada
               Telephone: (604) 648-1670, Facsimile: (604)681-4760

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
Title of each class                           Proposed maximum      Proposed maximum
of securities to be         Amount to be       offering price      aggregate offering         Amount of
  registered(1)              registered          per share             price (US$)        registration fee(2)
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001
par value                   22,500,000(3)          $0.10               $2,250,000
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001
par value                   17,500,000(4)          $0.10               $1,750,000
-------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                       $285.20
=============================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.
(3) Represents shares of our common stock were previously acquired by and issued to the Selling Shareholders in private transactions directly with us or with one of our affiliates. All of these shares are offered by the Selling Shareholders.
(4) Represents shares of our common stock, par value $0.00001 per share, which we are offering directly through our officers and directors, with a minimum investment of 5,000 shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       SUBJECT TO COMPLETION APRIL 8, 2010

                                   PROSPECTUS

                           PEPPER ROCK RESOURCES CORP.

                        40,000,000 SHARES OF COMMON STOCK

Pepper Rock Resources Corp. (the "COMPANY", "US", "WE", "OUR" is registering a total of 40,000,000 shares of our common stock. Of the shares being registered, 22,500,000 are being registered for sale by current holders of our common shares as listed in `Selling Shareholders" further in this Registration Statement (the "Selling Shareholders"), and 17,500,000 are being registered for sale by us.

The offering of the 17,500,000 shares is a "best efforts" offering, which means that our directors and officers will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. There is no minimum number of shares required to be sold to close the offering. However, each individual subscriber must purchase a minimum of 5,000 shares. The offering period will be open for 30 days and our management at their sole discretion may terminate the offering at any time prior to the expiration of the initial 30 days of the offering. Our management at their sole discretion may extend the period for an additional 60 days of the offering if not all 17,500,000 shares are sold at the end of the initial 30-day offering period. Proceeds from the sale of the shares will be used to fund the initial stages of the exploration of our oil and gas properties. This offering will end no later than six (6) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

We are also registering 22,500,000 previously issued shares of our common stock, which may be resold from time to time by certain Selling Shareholders. These shares were acquired by the Selling Shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. A registration statement under the Exchange Act relating to these securities has been filed with the Securities and Exchange Commission. Our Selling Shareholders may not offer or sell their shares of our common stock until this registration statement is declared effective. We have been advised by the Selling Shareholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. Please see "Plan of Distribution" at page 10 for a detailed explanation of how the securities may be sold. The Selling Shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the Selling Shareholders.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES, NOR SHALL THE SELLING SECURITY HOLDERS SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

                  THE DATE OF THIS PROSPECTUS IS APRIL 8, 2010

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3

THE OFFERING                                                                   4

RISK FACTORS                                                                   6

USE OF PROCEEDS                                                               14

DETERMINATION OF OFFERING PRICE                                               15

DILUTION                                                                      16

SELLING SECURITY HOLDERS                                                      17

PLAN OF OPERATION                                                             19

DESCRIPTION OF SECURITIES                                                     24

DIVIDEND POLICY                                                               25

INTERESTS OF NAMED EXPERTS AND COUNSEL                                        26

DESCRIPTION OF OUR BUSINESS                                                   26

REPORTS TO STOCKHOLDERS                                                       34

DESCRIPTION OF PROPERTY AND FACILITIES                                        34

LEGAL PROCEEDINGS                                                             35

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      36

FINANCIAL STATEMENTS                                                         F-1

MANAGEMENT'S DISCUSSION AND ANALYSIS                                          37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                          45

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  45

EXECUTIVE COMPENSATION                                                        48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                50

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS                          52

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                   52

REPORTS TO SECURITY HOLDERS                                                   53

WHERE YOU CAN FIND MORE INFORMATION                                           53

                               PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 10 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 10, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR BUSINESS

We are an exploration stage corporation. We are engaged in the acquisition and exploration of mining and oil and gas properties. Our principal executive office is located at One Lincoln Centre, 18 West 140 Butterfield Road -15th Floor, Oakbrook Terrace, IL 60181. Our telephone number is 630-613-7487 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is July 31.

We are an exploration stage company and are primarily engaged in the exploration and development of oil and gas properties. We originally acquired rights to mineral properties in Nevada which we refer to as the Pepper Rock Mining Claims, but have decided to abandon exploration on these claims and focus on our oil and gas properties. We have entered into an agreement to acquire a 49% interest in a natural gas processing and compression facility, a natural gas pipeline, additional infrastructure and certain lands associated to the infrastructure in Southern Alberta, Canada. We have also entered into a joint venture agreement with Oxalis Energy Group, Inc., to develop a natural gas property within the Adams - Bagett Ranch near Ozona, Texas. This property is described in detail in a section titled "Description of Properties" further in this Prospectus.

                                  THE OFFERING

The 22,500,000 shares of our common stock being registered by this Prospectus for the Selling Shareholders represent approximately 39% of our issued and outstanding common stock as of April 8, 2010. We are also offering 17,500,000 shares of our common stock in a direct offering. If we sell all 17,500,000 shares, they will account for approximately 23% of our issued and outstanding common shares after the close of the offering.

Securities Offered:               40,000,000 shares of our common stock of which
                                  22,500,000 are being offered by the Selling
                                  Shareholders and 17,500,000 are being offered by us in a direct offering.

Price Per Share:                  We are offering the 17,500,000 shares of our
                                  common stock at a price of $0.10 per share.

                                  The Selling Shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices

Maximum and Minimum Number of     No minimum. The Selling Shareholders may sell
Securities to be Sold in this     up to 22,500,000 shares of our common stock
Offering:                         and we are offering a maximum of 17,500,000
                                  shares of our common stock.

Securities Issued and             As of April 8, 2010 we had 57,800,000 issued
to be Issued:                     and outstanding shares of our common stock,
                                  and no issued and outstanding convertible securities.

                                  Our common stock is quoted on the OTC Bulletin Board under the symbol "PEPR.OB". Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:                         We will not receive any proceeds from the sale
                                  of our common stock by the Selling
                                  Shareholders. If we sell all of the 17,500,000 shares we are offering, we will receive proceeds of $1,750,000 minus any offering expenses.

Terms of the Offering             This is a BEST EFFORTS OFFERING. This is a no
                                  minimum offering. Accordingly, as shares are sold we will use the money raised for our business. Each individual subscriber must purchase a minimum of 5,000 shares. We cannot be certain that we will be able to sell enough shares to sufficiently fund our operations.

Plan of Distribution              This is a direct public offering, with no
                                  commitment by anyone to purchase any shares.
                                  Our shares in this offering will be offered and sold by Mr. Philip Kueber, our director and officer.

                            SUMMARY OF FINANCIAL DATA

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

                                                                            Period from inception
                               Three Months Ended                           on May 9, 2008 to
                               January 31, 2010           Year ended        January 31, 2010
                                  (unaudited)           July 31, 2009          (unaudited)
                                  -----------           -------------          -----------
                                      ($)                    ($)                   ($)
Revenues                               --                      --                    --
Expenses                            7,066                  45,097                93,338
Net Profit (Loss)                  (7,066)                (45,097)              (93,338)
Net Profit (Loss) per share         (0.00)                  (0.00)                   --

                             As at January 31, 2010      Year ended            Year ended
                                  (unaudited)           July 31, 2009         July 31, 2008
                                  -----------           -------------         -------------
                                     ($)                     ($)                  ($)
Working Capital (Deficiency)      (28,238)                 (7,501)               32,796
Total Assets                          736                     940                32,921
Total Current Liabilities          28,974                   8,441                   125

                                  RISK FACTORS

The purchase of the shares of common stock being offered pursuant to this prospectus is speculative and involves a high degree of risk. An investment in our common stock may result in a complete loss of the invested amount.

RISK FACTORS

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE AN EXPLORATION STAGE CORPORATION, LACK A BUSINESS HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. IF THE LOSSES CONTINUE WE WILL HAVE TO SUSPEND OPERATIONS OR CEASE FUNCTIONING.

We were incorporated on May 29, 2008, and have only started our proposed business but have not realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception to January 31, 2010 was $93,338 and we anticipate that we will continue to incur losses related to our operations. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    our ability to find a profitable exploration property;
     *    our ability to generate revenues; and
     *    our ability to reduce exploration costs.

There can be no assurance that we will be able to achieve any of the above and if our losses continue we will have to suspend operations or cease functioning.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF OIL AND GAS PROPERTIES, WE MAY NEVER DISCOVER A COMMERCIALLY EXPLOITABLE QUANTITY OF OIL AND GAS, OUR BUSINESS MAY FAIL AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

We are in the very early exploration stage and cannot guarantee that our exploration work will be successful, or that any oil and gas will be found, or that any production of oil and gas will be realized. The search for oil and gas as a business is extremely risky. We can provide investors with no assurance that exploration on our properties will establish that commercially exploitable reserves of oil and gas exist on our property. Additional potential problems that may prevent us from discovering any reserves of oil and gas on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of oil and gas on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN OIL AND GAS EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Potential investors should be aware of the difficulties normally encountered by new oil and gas exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the oil and gas properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the oil and gas claim may not result in the discovery of oil and gas deposits. Problems such as unusual or unexpected formations and other conditions are involved in oil and gas exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial oil and gas deposits, we may decide to abandon our claims. If this happens, our business will likely fail.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN OIL AND GAS EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for oil and gas involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

WE HAVE NO KNOWN RESERVES AND WE MAY NOT FIND ANY OIL OR GAS AND EVEN IF WE FIND OIL OR GAS IT MAY NOT BE IN ECONOMIC QUANTITIES. IF WE FAIL TO FIND ANY OIL OR GAS OR IF WE ARE UNABLE TO FIND OIL OR GAS IN ECONOMIC QUANTITIES, WE WILL HAVE TO SUSPEND OPERATIONS.

We have no proven oil and gas reserves. Even if we find oil or gas, it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find oil or gas in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any oil or gas is recoverable, we do not know that this can be done at a profit. Failure to locate oil or gas in economically recoverable quantities will cause us to suspend operations.

WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN OIL AND GAS PRICES. IF PRICES DECREASE, WE MAY BE UNABLE TO ACHIEVE PROFITABILITY.

The value and price of our shares of common stock, our financial results, and our exploration, development and mining activities, if any, may be significantly adversely affected by declines in the price of oil and gas. Oil and gas prices fluctuate widely and are affected by numerous factors beyond our control such as weather, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of oil and gas producing countries throughout the world.

The prices used in making resource estimates for oil or gas projects are disclosed, and generally use significantly lower prices than daily prices quoted in the news media. The percentage change in the price of oil and gas cannot be directly related to the estimated resource quantities, which are affected by a number of additional factors. For example, a 10% change in price may have little impact on the estimated resource quantities, or it may result in a significant change in the amount of resources. If prices decrease, we may be unable to achieve profitability.

WE RELY ON ESTIMATES TO DETERMINE WHETHER OR NOT TO INVEST IN A PARTICULAR OIL OR GAS PROJECT OR PROPERTY, WHICH MAY AFFECT THE VIABILITY OF OUR PROPOSED OPERATIONS.

The information we use to evaluate oil and gas projects or properties is based on estimates that involve a great deal of uncertainty. The process of estimating oil and gas reserves is complex and requires us to make significant decisions and assumptions in evaluating the reliability of available geological, geophysical, engineering and economic data for each property. Different engineers may make different estimates of reserves, cash flows or other variables based on the same available data.

Geologic and engineering data is used to determine the probability that a reservoir of oil and gas exists at a particular location, and whether or not oil and gas may be recoverable from it. Recoverability is ultimately subject to the accuracy of such data including, but not limited to, the geological characteristics of the reservoir; its structure, pressure and fluid properties; the size and boundaries of the drainage area; and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from the production of oil and gas on adjacent or similar properties. Still, actual recovery from a reservoir may differ from estimated recovery.

Estimates also include numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and natural gas can be sold; the costs of recovery; future operating costs; development costs; workover and remedial costs, which are costs associated with operations on a producing well to restore or increase production; prevailing environmental conditions associated with drilling and production sites; the availability of enhanced recovery techniques; the ability to transport oil and natural gas to markets; and governmental and other regulatory factors such as taxes and environmental laws. Economic factors beyond our control, such as interest rates and exchange rates, can also impact the value of such estimates. Some of these assumptions are inherently subjective, and the accuracy of estimates relies in part on the ability of our management, engineers and other advisors to make accurate assumptions. As a result, there is no guarantee that any investment we make in an oil or gas project or property will be successful since our estimates will be inherently imprecise.

SUPPLIES NEEDED FOR EXPLORATION MAY NOT ALWAYS BE AVAILABLE. IF WE ARE UNABLE TO SECURE EXPLORATION SUPPLIES WE MAY HAVE TO DELAY OUR ANTICIPATED BUSINESS OPERATIONS.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our anticipated business operations and increase our expenses.

MANAGEMENT LACKS FORMAL TRAINING IN OIL AND GAS EXPLORATION. OUR BUSINESS, EARNINGS AND ULTIMATE FINANCIAL SUCCESS COULD SUFFER IRREPARABLE HARM AS A RESULT OF MANAGEMENT'S LACK OF EXPERIENCE IN THE INDUSTRY.

Our officer and director has no professional accreditation or formal training in the business of oil and gas exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management's lack of experience in the industry.

WE FACE STRONG COMPETITION FROM OTHER OIL AND GAS COMPANIES, WHICH COULD HARM OUR BUSINESS AND OUR ABILITY TO OPERATE PROFITABLY.

Oil and gas exploration is a highly competitive business. Other oil and gas companies will compete with us by bidding for licenses, properties and services that we will need to operate our business in the locations in which we plan to operate. As prices of oil and natural gas on the commodities markets rise, we expect this competition to become increasingly intense. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.

Oil and gas properties have limited lives and, as a result, we may seek to alter and expand our operations through the acquisition of new interests. However, the available supply of desirable oil and gas properties is limited in North America, which is where we would consider conducting our exploration activities. The major oil and gas companies are often better positioned to obtain the rights to exploratory acreage for which we may compete. Similarly, our competitors may have a competitive advantage because they conduct their own refining and petroleum marketing operations, have access to greater resources than us and are able to more easily recruit and retain qualified employees.

Oil and natural gas exploration and development activities are also dependent on the availability of drilling and related equipment, transportation, power and technical support in particular areas and our access to these facilities may be limited due to fierce competition. Shortages and/or the unavailability of necessary equipment or other facilities may impair our activities, either by delaying them, increasing our costs or otherwise. If we are unable to adequately address our competition, including, but not limited to, finding ways to secure profitable oil- and gas-producing properties on terms that we consider acceptable, our ability to operate profitably could suffer.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL LEGISLATION AND ANY CHANGES IN SUCH LEGISLATION COULD PREVENT US FROM EARNING REVENUES.

The oil and gas industry is subject to many laws and regulations that govern the protection of the environment, health and safety and the management, transportation and disposal of hazardous substances. These laws and regulations may require the removal or remediation of pollutants and may impose civil and criminal penalties for any violations thereof. Some of the laws and regulations authorize the recovery of natural resource damages by the government, injunctive relief and the imposition of stop, control, remediation and abandonment orders.

Complying with environmental and natural resource laws and regulations may increase our operating costs as well as restrict the scope of our operations. Any regulatory changes that impose additional environmental restrictions or requirements on us could affect us in a similar manner. If the costs of such compliance or changes exceed our budgeted costs, we may not be able to earn revenues.

RISKS ASSOCIATED WITH OUR COMMON STOCK

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF OUR STOCK.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in us.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 500,000,000 shares of common stock, of which 57,800,000 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL, IT MAY ADVERSELY IMPACT OUR ABILITY TO CONTINUE OPERATIONS AND WE MAY GO OUT OF BUSINESS.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES AND EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (i) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

RISKS RELATED TO OUR FINANCIAL RESULTS AND NEED FOR ADDITIONAL FINANCING

OUR AUDITORS' REPORTS CONTAIN A STATEMENT THAT OUR NET LOSS AND LIMITED WORKING CAPITAL RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accountants have stated in their report, included in our annual report on Form 10-K filed with the Securities and Exchange Commission on October 29, 2009, that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had net loss of $45,097 for the year ended July 31, 2009 and $25,104 for the period from May 29, 2008 (inception) to July 31, 2008. We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. We are currently searching for sources of additional funding, including potential joint venture partners, while we continue the initial exploration phase on our mining claims. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

WE WILL NEED ADDITIONAL CAPITAL TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR EXPLORATION AND DEVELOPMENT EFFORTS.

In addition to our current accumulated deficit, we expect to incur additional losses in the foreseeable future. Until we are able to determine if there are oil or gas deposits available for extraction on our properties, we are unlikely to be profitable. Consequently, we will require substantial additional capital to continue our exploration and development activities. There is no assurance that we will not incur additional and unplanned expenses during our continuing exploration and development activities. When additional funding is required, we intend to raise funds either through private placements or public offerings of our equity securities. There is no assurance that we will be able to obtain additional financing through private placements and/or public offerings necessary to support our working capital requirements. To the extent that funds generated from any private placements and/or public offerings are insufficient, we will have to raise additional working capital through other sources, such as bank loans and/or financings. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

If we are unable to secure adequate sources of funds, we may be forced to delay or postpone the exploration, development and research of our properties, and as a result, we might be required to diminish or suspend our business plans. These delays in development would have an adverse effect on our ability to generate revenues and could require us to possibly cease operations. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results or financial condition to such extent that we are forced to restructure, file for bankruptcy protection, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE ARE INCURRING INCREASED COSTS AS A RESULT OF BEING A PUBLICLY-TRADED COMPANY.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. For example, as a result of becoming a public company, we have created additional board committees and have adopted policies regarding internal controls and disclosure controls and procedures. In addition, we have incurred additional costs associated with our public company reporting requirements. These new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

BECAUSE WE MAY NEVER EARN REVENUES FROM OUR OPERATIONS, OUR BUSINESS MAY FAIL AND THEN INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IN OUR COMPANY.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and are in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of oil and gas reserves on our properties or selling the rights to exploit those oil and gas reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our oil and gas claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

                                 USE OF PROCEEDS

The 22,500,000 shares of common stock offered hereby by the Selling Shareholders are being registered for the account of the Selling Shareholders identified in this Prospectus. All net proceeds from the sale of this common stock will go to the respective Selling Shareholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

The net proceeds to us from the sale of up to 17,500,000 shares offered at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $40,000, $35,000 for legal and accounting (incurred), and $5,000 for other costs in connection with this offering (estimated transfer agent fees, filing fee, etc.). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

                                             20%             40%              70%             100%
                                         ----------      ----------      -----------      -----------
Shares Sold                               3,500,000       7,000,000       12,250,000       17,500,000
Gross Proceeds                           $  350,000      $  700,000      $ 1,225,000      $ 1,750,000
Less Offering Expenses                   $  (40,000)     $  (40,000)     $   (40,000)     $   (40,000)
Net Offering Proceeds                    $  310,000      $  660,000      $ 1,185,000      $ 1,710,000

The Use of Proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

                                             20%             40%              70%             100%
                                         ----------      ----------      -----------      -----------
Professional Fees                        $   50,000      $   50,000       $   50,000       $   50,000
Development of Adam's Ranch Property     $  200,000      $  490,000       $  967,000       $1,492,000
General and Administrative Expenses      $   30,000      $   60,000       $   84,000       $   84,000
Working Capital                          $   30,000      $   60,000       $   84,000       $   84,000

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees. Our officer and director will not receive any compensation for his efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, we will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the maximum 17,500,000 shares of common stock being offered.

                         DETERMINATION OF OFFERING PRICE

The Selling Shareholders will sell their shares at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by a Selling Shareholder will be determined by each Selling Shareholder. The Selling Shareholders are under no obligation to sell all or any portion of the securities offered, nor are the Selling Shareholders obligated to sell such shares immediately under this Prospectus. A security holder may sell securities at any price depending on privately negotiated factors such as a shareholders' own cash requirements, or objective criteria of value such as the market value of our assets.

We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our value.

Among the factors considered by our management were:

     *    the market price for our common stock on the OTC Bulletin Board;
     *    the potential of our oil and gas properties;
     *    the proceeds to be raised by the offering; and
     *    our cash requirements relative to our business operations.

                                    DILUTION

All of the 22,500,000 shares of our common stock to be sold by the Selling Shareholders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As at January 31, 2010, our last financial statement date, our total net tangible book value was negative $28,238, or approximately ($0.0005) per share based on 57,800,000 shares issued and outstanding. The proceeds from the sale of the new shares being offered (up to a maximum of 17,500,000) will vary depending on the total number of shares actually sold in the offering. If all 17,500,000 shares offered hereunder are sold, there would be a total of 75,300,000 common shares issued and outstanding. Dividing our net tangible book value, after the sale of the 17,500,000 shares of our common stock by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $1,721,762 or $0.0229 per share.

Therefore, the shareholders who purchase shares in this offering will suffer an immediate dilution in the book value of their shares of approximately $0.0771 per share and our present shareholders will receive an immediate book value increase of approximately $0.0234 per share.

The following table demonstrates two scenarios to illustrate the per share dilution effect of the offering of the new shares. The first scenario assumes the completion of this offering by the sale of 50% of the maximum of 17,500,000 shares (8,750,000 shares) of common stock for gross proceeds of $875,000, and the second scenario assumes the completion of the maximum offering of 17,500,000 shares of common stock for proceeds of $1,750,000.

                                                                  50%             100%
                                                              8,7500,000       17,500,000
                                                                shares           shares
                                                               --------         --------
Initial public offering price per share                        $ 0.10           $ 0.10
Net tangible book value per share as of January 31, 2010       $(0.0005)        $(0.0005)
Increase in net tangible book value per share
 attributable to new investors                                 $ 0.0132         $ 0.0234
Net tangible book value per share after offering               $ 0.0127         $ 0.0229
Dilution per share to new investors                            $ 0.0873         $ 0.0771

                              SELLING SHAREHOLDERS

The 7 Selling Shareholders are offering for sale of 22,500,000 shares of our issued and outstanding common stock obtained the stock which they are registering in separate private transactions with Curtis Daye, our former sole director and officer, on March 4, 2010. We initially issued the stock to Mr. Daye on May 29, 2008 for total consideration of $6,500.

The Selling Shareholders have the option to sell their shares at prevailing market prices or privately negotiated prices.

The following table provides information as of April 8, 2010 regarding the beneficial ownership of our common stock by each of the Selling Shareholders, including:

     *    the number of shares owned by each prior to this offering;
     *    the number of shares being offered by each;
     * the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;
     *    the percentage of shares owned by each; and
     * the identity of the beneficial holder of any entity that owns the shares being offered.

                                                                                                       Percentage
                                                                    Maximum                            Owned upon
                                   Shares Owned                    Numbers of        Beneficial        Completion
                                  Prior to this                   Shares Being     Ownership After       of the
Name of Selling Shareholder        Offering (1)     Percent (2)     Offered           Offering         Offering (2)
---------------------------        ------------     -----------     -------           --------         ------------
Med Ventures Ltd. (3)               3,750,000          6.5%         3,750,000            0                    0
Hayward Management, Inc. (4)        3,750,000          6.5%         3,750,000            0                    0
Alabaster Limited (5)               3,750,000          6.5%         3,750,000            0                    0
Armada International, Inc. (6)      3,750,000          6.5%         3,750,000            0                    0

                                                                                                       Percentage
                                                                    Maximum                            Owned upon
                                   Shares Owned                    Numbers of        Beneficial        Completion
                                  Prior to this                   Shares Being     Ownership After       of the
Name of Selling Shareholder        Offering (1)     Percent (2)     Offered           Offering         Offering (2)
---------------------------        ------------     -----------     -------           --------         ------------
Gravhaven Limited (7)               3,750,000          6.5%         3,750,000            0                    0
Nuria Investment Ltd. (8)           3,750,000          6.5%         3,750,000            0                    0

TOTAL                              22,500,000                                           39%          22,500,000

----------
(1) The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.
(2) The percentages are based on 57,800,000 shares of our common stock issued and outstanding and as at April 8, 2010.
(3) Kent Ltd., has sole dispositive and voting control over securities held by Med Ventures Ltd.
(4) Jonathan Marshall has sole dispositive and voting control over securities held by Hayward Management, Inc.
(5) Roberto Rodriguez Bernal has sole dispositive and voting control over securities held by Alabaster Limited.
(6) Cameron Frater has sole dispositive and voting control over securities held by Armada International, Inc.
(7) Kent Ltd., has sole dispositive and voting control over securities held by Gravhaven Limited.
(8) Naomi Johnston has sole dispositive and voting control over securities held by Nuria Investment Ltd.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the Selling Shareholders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the Selling Shareholders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the Selling Shareholders are broker-dealers or affiliates of a broker-dealer.

                              PLAN OF DISTRIBUTION

OFFERING OF 17,500,000 SHARES OF OUR COMMON STOCK

This is a self-underwritten offering. We are offering to the public 17,500,000 shares of common stock on a "$1,750,000 maximum" basis at a purchase price of $0.10 per share. This Prospectus is part of a prospectus that permits Mr. Philip Kueber, our president and chief executive officer, to sell the shares directly to the public, with no commission or other remuneration payable to him. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Kueber will sell the shares and intends to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Kueber will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     1. Mr. Kueber is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. Mr. Kueber will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. Mr. Kueber is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and
     4. Mr. Kueber meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

We will not use public solicitation or general advertising in connection with the offering. We will use our best efforts to find purchasers for the shares offered by this prospectus within a period of 30 days from the date of the prospectus, subject to an extension for an additional period not to exceed 60 days.

RESALE OF 22,500,000 SHARES BY SELLING SHAREHOLDERS

We are registering certain securities on behalf of the Selling Shareholders. The 22,500,000 issued common shares can be sold by the Selling Shareholders at prevailing market prices or privately negotiated prices. These sales may be at fixed or negotiated prices.

The Selling Shareholders may sell some or all of their securities in one or more transactions, including block transactions:

     *    on such public markets as the securities may be trading;
     *    in privately negotiated transactions;
     *    in any combination of these methods of distribution.

The sales price to the public may be:

     *    the market price prevailing at the time of sale;
     *    a price related to such prevailing market price; or
     *    such other price as the Selling Shareholders determine.

We are bearing all costs relating to the registration of certain securities. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of certain securities.

The Selling Shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of certain securities. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of certain securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

     * not engage in any stabilization activities in connection with our securities;
     * furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
     * not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Our common stock is quoted on the OTC Bulletin Board, under the trading symbol "PEPR.OB". The market for our stock is highly volatile. We cannot assure you that there will be a market in the future for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far fewer restrictions and regulations than are companies traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often

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more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market: (a) investors may have difficulty buying and selling or obtaining market quotations; (b) market visibility for our common stock may be limited; and (c) a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

None of the Selling Shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the Selling Shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Shareholders if such broker-dealer is unable to sell the shares on behalf of the Selling Shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the Selling Shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the Selling Shareholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other

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necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the Selling Shareholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Shareholders, the purchasers participating in such transaction, or both.

REGULATION M

During such time as the Selling Shareholders may be engaged in a distribution of any of the securities being registered by this Prospectus, the Selling Shareholders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the Selling Shareholders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

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
With regard to short sales, the Selling Shareholders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Shareholders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;
     * contains the toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     * contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

     *    the bid and ask prices for the penny stock;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;
     * the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and
     * a monthly account statement indicating the market value of each penny stock held in the customer's account.

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
In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

BLUE SKY RESTRICTIONS ON RESALE

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

                            DESCRIPTION OF SECURITIES

As of April 8, 2010, there are 57,800,000 shares of the Company's common stock issued and outstanding, held by 69 holders of record.

COMMON STOCK

On October 15, 2009, our board of directors approved a five (5) for one (1) forward stock split of authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein it stated that we would issue ten shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. As a result, the authorized capital increased from100,000,000 to 500,000,000 shares of common stock with a par value of $0.00001. The stock split is presented retroactively in our financial statements.

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
Our authorized capital stock currently consists of 500,000,000 shares of common stock, par value $0.00001 per share. Our shareholders (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of the assets for distribution to holders of common stock upon liquidation, dissolution or winding up of our business affairs; (iii) do not have pre-emptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid and non-assessable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company or a change in type of business.

VOTING RIGHTS

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

                                DIVIDEND POLICY

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to the date of this Prospectus we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

PREFERRED STOCK

We are authorized to issue up to 100,000,000 shares of $0.00001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

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
                      INTEREST OF NAMES EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Macdonald Tuskey Corporate and Securities Lawyers, Suite 1210, 777 Hornby Street, Vancouver, BC, V6Z 1S4, Canada, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Malone & Bailey, PC has audited our Financial Statements for the year ended July 31, 2009 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

                           DESCRIPTION OF OUR BUSINESS

GENERAL

We are an exploration stage corporation. We are engaged in the acquisition and exploration of mining and oil and gas properties. Our principal executive office is located at One Lincoln Centre, 18 West 140 Butterfield Road -15th Floor, Oakbrook Terrace, IL 60181. Our telephone number is 630-613-7487 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is July 31.

We are an exploration stage company and are primarily engaged in the exploration and development of oil and gas properties. We originally acquired rights to mineral properties in Nevada which we refer to as the Pepper Rock Mining Claims, but have decided to abandon exploration on these claims and focus on our oil and gas properties. We have entered into an agreement to acquire a 49% interest in a natural gas processing and compression facility, a natural gas pipeline, additional infrastructure and certain lands associated with the infrastructure in Southern Alberta, Canada, but have not yet closed this agreement. We have also entered into a joint venture agreement with Oxalis Energy Group, Inc., to develop a natural gas property within the Adams - Baggett Ranch near Ozona, Texas. This property is described in detail in a section titled "Description of Properties" further in this Prospectus.

OUR CURRENT BUSINESS - OIL AND GAS EXPLORATION

We are an exploration stage resource company, and are primarily engaged in the business of exploration for oil and gas resources.

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
On February 5, 2010 we entered into a joint venture agreement with Dominus Energy, AG, to develop a natural gas property in the Manyberries region of Alberta, Canada. Under the terms of this Agreement, we must pay $500,000 within a 6 month period in order to acquire a 49% working interest in the property. We will also have the option to increase our interest to 51%. The property in question is located in Southern Alberta, in close proximity to the Montana border. The property includes oil and gas production infrastructure comprised of 6 miles of 6-inch high-pressure pipeline tested to operate at 1200 pounds per square inch. There are also 3.5 miles of 3-inch pipeline for waste water and a 2-inch pipeline for fuel gas. The natural gas pipelines connect to a major line operated by EnCana Corporation which extends out towards three gas wells on the Manyberries property. We have not yet closed the acquisition of our interest in this property.

On February 10, 2010 we entered into a joint venture agreement with Oxalis Energy Group, Inc., for an exclusive right to participate in Oxalis' natural gas project at the Adams - Baggett Ranch near Ozona, Texas. Under the terms of the agreement we have committed to investing an aggregate of $5,300,000 into the development of the property. An initial payment of $300,000 has already been made and we anticipate making consequent payments of $500,000 every month starting in April of 2010, in order to fulfill our obligations under this agreement. The initial payment of $300,000 was used for the re-activation of two natural gas wells on the property and the acquisition of a 50% working interest in these wells. With each additional payment of $500,000 we will acquire a 50% operating interest in one of the remaining 10 yet to be drilled natural gas wells on the property which are subject to our agreement with Oxalis. None of these parcels, including the existing wells, are currently producing natural gas and there can be no assurance that they will produce natural gas even if we meet our financing requirements.

If we make all required payments under this agreement, we will have acquired a 50% working interest in 12 natural gas wells in a joint venture with Oxalis. If we fail to make any future payments, we will abandon all rights to acquire any further wells on the Adams - Baggett property from Oxalis. A detailed description of the Adams - Baggett property is included further in this Prospectus in the section titled "Description of Property".

MARKET AND INDUSTRY

As the U.S. economy expanded after World War II, the development of a vast interstate transmission system facilitated the widespread consumption of natural gas in homes and business establishments. The demand for natural gas rose sharply in the 1980s, when consumers and businesses began to find more uses for it. After years as a low-value commodity, natural gas ascended into the spotlight as demand for the fuel to fire power plants, heat homes and serve as chemical feedstock outstripped the petroleum industry's ability to tap new reserves. In the 1990s, the popularity of natural gas as an economic and environmentally benign fossil fuel made it the fuel of choice for power generation.

By the year 2000, the U.S. economy was thriving, fueled by cheap energy. To meet the growing need for electricity, U.S. utilities ordered 180,000 megawatts of gas-fired power plants to be installed by 2005. This was, by far, the largest amount of power generation capacity ever installed in such a short period. As a result, the U.S. electricity supply margins and its economy became dependent on natural gas availability and price. Today, most newly created electricity capacity is generated by natural gas, rather than oil, coal, water or nuclear. This has prompted the National Petroleum Council to predict that electricity generation will be responsible for 47% of the increase in natural gas consumption between 1998 and 2010.

The availability of a ready market and the prices obtained for produced oil and gas depends on many factors, including the extent of domestic production and imports of oil and gas, the proximity and capacity of natural gas pipelines and other transportation facilities, fluctuating demand for oil and gas, the marketing of competitive fuels, and the effects of governmental regulation of oil and gas production and sales. A ready domestic market for oil and gas exists because of the presence of pipelines to transport oil and gas. The existence of an international market exists depends upon the presence of international delivery systems and political and pricing factors.

If we are successful in producing oil and gas in the future, the target customers for our oil and gas are expected to be refiners, remarketers and third party intermediaries, who either have, or have access to, consumer delivery systems. We intend to sell our oil and gas under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.

We have not yet adopted any specific sales and marketing plans. However, as we purchase future properties, the need to hire marketing personnel will be addressed.

COMPETITION

The oil and gas industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior oil and gas companies, independent producers and institutional and individual investors who are actively seeking to acquire oil and gas properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of oil and gas interests is intense with many oil and gas leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the oil and gas companies with which we compete for financing and for the acquisition of oil and gas properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring oil and gas interests of merit or on exploring or developing their oil and gas properties. This advantage could enable our competitors to acquire oil and gas properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further oil and gas interests or explore and develop our current or future oil and gas properties.

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
We also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their oil and gas properties or the price of the investment opportunity. In addition, we compete with both junior and senior oil and gas companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, oil and gas exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the oil and gas industry by:

     *    keeping our costs low;
     *    relying on the strength of our management's contacts; and
     * using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

RESEARCH AND DEVELOPMENT

We have not spent any money on research and development activities since our inception. We do not anticipate that we will not incur any research and development expenses over the next 12 months, but this may change if we are successful in acquiring new properties or interests. Our planned expenditures on our operations and the exploration program are summarized under the section of this Prospectus entitled "Description of Property".

INTELLECTUAL PROPERTY

Other than the rights we own in our website:
http://www.pepperrockresourcescorp.com. We have not filed for any protection of our trademark, and we do not have any other intellectual property.

GOVERNMENT REGULATIONS

Our current and future operations and exploration activities are or will be subject to various laws and regulations in the United States, the countries in which we conduct or plan to conduct our activities. These laws and regulations govern the protection of the environment, conservation, prospecting, development, energy production, taxes, labor standards, occupational health and safety, toxic substances, chemical products and materials, waste management and other matters relating to the oil and gas industry. Permits, registrations or other authorizations may also be required to maintain our operations and to carry out our future oil and gas exploration and production activities, and these permits, registrations or authorizations will be subject to revocation, modification and renewal.

Governmental authorities have the power to enforce compliance with lease conditions, regulatory requirements and the provisions of required permits, registrations or other authorizations, and violators may be subject to civil and criminal penalties including fines, injunctions, or both. The failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties, and third parties may have the right to sue to enforce compliance.
We expect to be able to comply with all applicable laws and regulations and do not believe that such compliance will have a material adverse effect on our competitive position. We have obtained and intend to obtain all environmental permits, licenses and approvals required by all applicable regulatory agencies to maintain our current oil and gas operations and to carry out our future exploration activities. We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations, and we believe that the operators of the properties in which we have an interest comply with all applicable laws and regulations. We intend to continue complying with all environmental laws and regulations, and at this time we do not anticipate incurring any material capital expenditures to do so.

Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. Our failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief, or both. Legislation affecting the oil and gas industry is subject to constant review, and the regulatory burden frequently increases. Changes in any of the laws and regulations could have a material adverse effect on our business, and in view of the many uncertainties surrounding current and future laws and regulations, including their applicability to our operations, we cannot predict their overall effect on our business.

U.S. REGULATIONS

Our operations are or will be subject to various types of regulation at the federal, state and local levels in the United States. Such regulation covers permits required for drilling wells; bonding requirements for drilling or operating wells; the implementation of spill prevention plans; submissions and permits relating to the presence, use and release of certain materials incidental to oil and gas operations; the location of wells; the method of drilling and casing wells; the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities; surface usage and the restoration of properties upon which wells have been drilled; the plugging and abandoning of wells; and the transportation of oil and gas.

Our operations are or will also be subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow forced pooling or the integration of tracts to facilitate exploration while other states rely on the voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas and impose certain requirements regarding the ratable purchase of produced oil and gas. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Oil and natural gas exploration and production activities on federal lands are subject to the NATIONAL ENVIRONMENTAL POLICY ACT (NEPA). The NEPA requires federal agencies, including the Department of the Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will typically prepare an environmental assessment on the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed environmental impact statement that may be made available for public review and comment. This process has the potential to delay or limit the development of oil and natural gas projects.

The RESOURCE CONSERVATION AND RECOVERY ACT (RCRA) and comparable state laws regulate the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" as well as the disposal of non-hazardous wastes. Under the auspices of the U.S. Environmental Protection Agency, or EPA, individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. While drilling fluids, produced waters, and many other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes", which are regulated under the less stringent non-hazardous waste provisions, there is no assurance that the EPA or individual states will not in the future adopt more stringent and costly requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous.

The COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (CERCLA), also known as "Superfund", and analogous state laws, impose joint and several liability, without regard to fault or legality of conduct, on persons who are considered to be responsible for the release of a "hazardous substance" into the environment. These persons include the owner or operator of the site where the release occurred and any company that disposed or arranged for the disposal of the hazardous substance at the site. Under CERCLA, such persons may be liable for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances into the environment.

The WATER POLLUTION CONTROL ACT, also known as the Clean Water Act, and analogous state laws, impose restrictions and strict controls on the discharge of pollutants, including produced waters and other oil and natural gas wastes, into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the relevant state. The Clean Water Act also prohibits the discharge of dredge and fill material into regulated waters, including wetlands, unless authorized by a permit issued by the U.S. Army Corps of Engineers. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The CLEAN AIR ACT and associated state laws and regulations regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. In addition, the EPA has developed, and continues to develop, stringent regulations governing emissions of toxic air pollutants at specified sources. In order to construct production facilities, we may be required to obtain permits before work can begin. These regulations may increase the costs of compliance for such facilities, and federal and state regulatory agencies may impose administrative, civil and criminal penalties for non-compliance.

We may be subject to the requirements of the OCCUPATIONAL SAFETY AND HEALTH ACT
(OSHA) and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of CERCLA, and similar state statutes require that we organize and/or disclose information about hazardous materials used or produced in our operations.

CANADIAN REGULATIONS

If we close our agreement on the Manyberries properties, we will have operations and exploration activities in Canada, and we may have to comply with Canadian laws and regulations related to the oil and gas industry. Canada has regulatory provisions concerning permits for the drilling of wells, the spacing of wells, the prevention of oil and natural gas waste, allowable rates of production and other matters. The amount of oil and natural gas produced is subject to control by regulatory agencies in each province that regulates allowable rates of production.

In addition to the foregoing, our future Canadian operations may be affected from time to time by political developments in Canada and by federal, provincial and local laws and regulations, such as restrictions on production and export, oil and natural gas allocation and rationing, price controls, tax increases, the expropriation of property, the modification or cancellation of contract rights and environmental protection controls.

The CANADA OIL AND GAS OPERATIONS ACT permits the creation of regulations concerning the design, safety, construction, installation, inspection, testing, monitoring, operation, maintenance and repair of installations used in the exploration, development and production of oil and gas. The Act prohibits anyone from carrying on any work or activity related to the exploration for or the production of oil or gas unless they first obtain a license or authorization issued by the National Energy Board. As part of the application process, a plan must be submitted that shows that Canadians are being employed and that Canadian goods and services are being used. The National Energy Board may require that certain conditions be fulfilled, for example, that a company obtain appropriate insurance and that environmental studies be carried out.

The OIL AND GAS SPILLS AND DEBRIS LIABILITY REGULATIONS govern the limits of liability for spills, authorized discharges and debris emanating or originating from work or activity related to the exploration or production of oil and gas.

The CANADA OIL AND GAS DRILLING REGULATIONS govern the exploration, drilling and conservation of oil and gas and specify measures to ensure the safety of these operations. These regulations stipulate that no person may drill a well without the authorization and approval of the Chief Conservation Officer.

The REGISTRATION OF STORAGE TANK SYSTEMS FOR PETROLEUM PRODUCTS AND ALLIED PETROLEUM PRODUCTS ON FEDERAL LANDS OR ABORIGINAL LANDS REGULATIONS require the registration of specified storage tank systems located on federal lands or aboriginal lands with the appropriate federal department responsible for administering the land. The Department of Environment has access to the consolidated storage tank system records in each appropriate federal department, and any unregistered storage tank systems are prohibited from engaging in fuel delivery.

OTHER LAWS AND REGULATIONS

The KYOTO PROTOCOL TO THE UNITED NATIONS FRAMEWORK CONVENTION ON CLIMATE CHANGE became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases, which are suspected of contributing to global warming. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of oil and natural gas, are examples of greenhouse gases regulated by the Protocol. Although the United States is not participating in the Protocol, the current session of Congress is considering climate change legislation, with multiple bills having already been introduced that propose to restrict greenhouse gas emissions. Also, several states have already adopted regulatory initiatives or legislation to reduce emissions of greenhouse gases. For example, California recently adopted the CALIFORNIA GLOBAL WARMING SOLUTIONS ACT OF 2006, which requires the California Air Resources Board to achieve a 25% reduction in emissions of greenhouse gases from sources in California by 2020. Additionally, in the April 2, 2007 decision of the U.S. Supreme Court in MASSACHUSETTS, ET AL. V. EPA, the Court held that the CLEAN AIR ACT provides the EPA with the authority to regulate emissions of carbon dioxide and other greenhouse gases from mobile sources. The Court determined that the EPA had failed to provide an adequate statutory basis for its refusal to regulate greenhouse gases from such sources, reversing the decision of the U.S. Circuit Court of Appeals for the District of Columbia. The Court remanded the case to the Circuit Court for further proceedings consistent with the ruling, which will presumably require the EPA to determine whether greenhouse gases from mobile sources endanger public health or welfare. The passage of climate control legislation by Congress or a determination by the EPA that public health or welfare is endangered by the emission of carbon dioxide from mobile sources may result in the federal regulation of carbon dioxide emissions and other greenhouse gases.

We believe that we are currently in compliance with the statutory and regulatory provisions governing our operations. We hold or will hold all necessary permits and other authorizations to the extent required by our current or future properties or interest and their associated operations. However, we may do business and own properties in a number of different geographic areas and may therefore be subject to the jurisdiction of a large number of different authorities at different levels of government. We plan to comply with all statutory and regulatory provisions governing our current and future operations; however, such regulations may significantly increase our costs of compliance, and regulatory authorities may also impose administrative, civil and criminal penalties for non-compliance. At this time, it is not possible to accurately estimate how laws or regulations may impact our future business. We also cannot give any assurance that we will be able to comply with future changes in any statutes or regulations.

We own or may own interests in properties that have been used for oil and gas exploration in the past. Although industry-standard operating and waste disposal practices may have been used, hazardous substances, wastes, or petroleum hydrocarbons may have been released on or under the properties, or on or under other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of these properties may have been or may be operated by third parties or by previous owners or operators whose treatment and disposal of hazardous substances, wastes, or hydrocarbons was not under our control. These properties and the substances disposed or released thereon may be subject to CERCLA, RCRA and analogous state laws. Under such laws, we could be required to remove previously disposed substances and wastes, remediate contaminated property or perform remedial plugging or pit closure operations to prevent any future contamination.

EMPLOYEES AND CONSULTANTS

At present, we have no employees, other than our executive officers who do not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to employees.

We intend to continue to use the services of subcontractors for manual labor exploration work and an engineer or geologist to manage the exploration program. Our only employees will be our senior officers and directors.

                          REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                     DESCRIPTION OF PROPERTY AND FACILITIES

We maintain our statutory registered agent's office at National Registered Agents, Inc. of NV, 1000 East William Street, Suite 204, Carson City, Nevada 89701 and our business office is located at One Lincoln Centre, 18 West 140 Butterfield Road - 15th Floor, Oakbrook Terrace, IL 60181. Our telephone number is 630-613-7487. This is our mailing address as well.

On February 10, 2010 we entered into a joint venture agreement with Oxalis Energy Group, Inc., for an exclusive right to participate in Oxalis' natural gas project at the Adams - Baggett Ranch near Ozona, Texas. Under the terms of the agreement we have committed to investing an aggregate of $5,300,000 into the development of the property. The initial payment of $300,000 was used for the re-activation of two natural gas wells on the property and the acquisition of a 50% working interest in these wells. With each additional payment of $500,000 we will acquire a 50% operating interest in one of the remaining 10 yet to be drilled natural gas wells on the property which are subject to our agreement with Oxalis. None of these parcels, including the existing wells, are currently producing natural gas and there can be no assurance that they will produce natural gas. A description of this property follows.

ADAMS - BAGGETT PROPERTY

The Adams - Baggett Property is located approximately twenty five miles South of the city of Ozona, Crockett County, Texas and approximately seventy miles North of Del Rio, Texas. The entire area consists of approximately 21,000 acres divided into 220 parcels which either contain currently natural gas wells which will require re-activation or may be drilled to create natural gas wells, though we cannot be certain if these wells contain commercially viable reserves. The area to which we have acquired rights pursuant to the agreement with Oxalis consists of 2 existing natural gas wells and 10 properties on which wells may be drilled and installed for a total of approximately 120 acres.

The drilling activity in this part of Crockett County started in 1973 with the completion of a pipeline to the area. The field was originally developed on a 180 acre per well basis, which was subsequently reduced over time to the current 10 acre per well spacing as it was found that the wells had a small radius of drainage.

The prospective `Canyon Sandstone' formation in the Adams - Baggett Property consist of several depositional cycles of sudden energy increases followed by declines leaving a vertically stacked section of channel sands, bar sands and braided stream deposits inter-bedded with mudstones and lime deposits. The objective target of these prospective sandstones is to produce gas from approximately 4,400 to 5,000 feet. These sandstones cover the entire 21,000 acre area of the Adams - Baggett ranch and we plan on initiating a drilling program on each of the 10 parcels which have under agreement with Oxalis upon the delivery of funds which we are obligated invest.

                                LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board under the trading symbol "PEPR.OB". We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

                   National Association of Securities Dealers
                               OTC Bulletin Board

                Quarter Ended (1)           High         Low
                -----------------          -----        -----

                January 31, 2010           $0.30        $0.22
                October 31, 2009           $0.24        $0.23
                July 31, 2009              $0.22        $0.22

----------
(1)  The first trade in our stock did not occur until July 16, 2009.

HOLDERS OF OUR COMMON STOCK

As of April 8, 2010 our stock was held by 69 holders of record.

DIVIDENDS

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans in place.

                              FINANCIAL STATEMENTS

Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States. The following financial statements pertaining to our company are filed as part of this registration statement: Audited financial statements for the period from May 29, 2008 (inception) through July 31, 2009. Unaudited interim financial statements for the three month period ended January 31, 2010.

                           PEPPER ROCK RESOURCES CORP.
                         (An Exploration Stage Company)
                       Years Ended July 31, 2008 and 2009

                                                                          Page
                                                                          ----

Report of Independent Registered Public Accounting Firm                   F-2
Balance Sheets                                                            F-3
Statements of Expenses                                                    F-4
Statements of Cash Flows                                                  F-5
Statements of Stockholders' Equity                                        F-6
Notes to the Consolidated Financial Statements                            F-7

                           PEPPER ROCK RESOURCES CORP.
                         (An Exploration Stage Company)
                          Period ended January 31, 2010

                                                                          Page
                                                                          ----

Balance Sheets                                                            F-12
Statements of Expenses                                                    F-13
Statements of Cash Flows                                                  F-14
Notes to the Consolidated Financial Statements                            F-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors
Pepper Rock Resources Corp

We have audited the accompanying balance sheets of Pepper Rock Resources Corp, ("Pepper Rock") as of July 31, 2009 and 2008 and the related statements of expenses, changes in stockholders' equity (deficit) and cash flows for the years then ended July 31, 2009 and from May 29, 2008 (inception) through July 31, 2009 and 2008. These financial statements are the responsibility of Pepper Rock's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pepper Rock as of July 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended July 31, 2009 and the period from inception through July 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Pepper Rock will continue as a going concern. As discussed in Note 3 to the financial statements, Pepper Rock has no revenues and suffered losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MALONE & BAILEY, PC
----------------------------------
www.malone-bailey.com
Houston, Texas
October 29, 2009

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Balance Sheets

                                                                               July 31,           July 31,
                                                                                 2009               2008
                                                                               --------           --------
ASSETS

Current Assets
  Cash                                                                         $    590           $ 32,793
  Prepaid expenses                                                                  350                128
                                                                               --------           --------

Total Assets                                                                   $    940           $ 32,921
                                                                               ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable and accrued liabilities                                     $  8,257           $     --
  Due to related party                                                              184                125
                                                                               --------           --------

Total Liabilities                                                                 8,441                125
                                                                               --------           --------

Contingencies and Commitments

Stockholders' Equity (Deficit)
  Preferred Stock, 100,000,000 shares authorized, $0.00001 par value;
   No shares issued and outstanding                                                  --                 --
  Common Stock, 100,000,000 shares authorized, $0.00001 par value;
   11,560,000 shares issued and outstanding                                         116                116
  Additional Paid-in Capital                                                     62,584             57,784
  Deficit Accumulated During the Exploration Stage                              (70,201)           (25,104)
                                                                               --------           --------

Total Stockholders' Equity  (Deficit)                                            (7,501)            32,796
                                                                               --------           --------

Total Liabilities and Stockholders' Equity (Deficit)                           $    940           $ 32,921
                                                                               ========           ========


   (The Accompanying Notes are an Integral Part of These Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Statements of Expenses

                                                                           From                   From
                                                                       May 29, 2008           May 29, 2008
                                                For the Year             (Date of               (Date of
                                                   Ended               Inception) to          Inception) to
                                                  July 31,               July 31,               July 31,
                                                    2009                   2008                   2009
                                                ------------           ------------           ------------
Expenses
  General and administrative                    $      5,892           $      1,304           $      7,196
  Management services                                  4,800                    800                  5,600
  Professional fees                                   34,110                 15,000                 49,110
  Impairment of mineral properties                        --                  5,000                  5,000
  Exploration costs                                      295                  3,000                  3,295
                                                ------------           ------------           ------------

Total Expenses                                  $     45,097           $     25,104           $     70,201
                                                ------------           ------------           ------------

Net Loss for the Period                         $    (45,097)          $    (25,104)          $    (70,201)
                                                ============           ============           ============

Net Loss Per Share - Basic and Diluted          $      (0.00           $      (0.00                    n/a
                                                ============           ============

Weighted Average Common Shares Outstanding        11,560,000             11,560,000                    n/a
                                                ============           ============


   (The Accompanying Notes are an Integral Part of These Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Statements of Cash Flows

                                                                             From               From
                                                                         May 29, 2008       May 29, 2008
                                                      For the Year         (Date of           (Date of
                                                         Ended           Inception) to      Inception) to
                                                        July 31,           July 31,           July 31,
                                                          2009               2008               2009
                                                        --------           --------           --------
Operating Activities
  Net loss for the period                               $(45,097)          $(25,104)          $(70,201)
  Adjustment to reconcile net loss to net
   cash used in operating activities:
     Donated services                                      4,800                800              5,600
     Impairment of mineral properties                         --              5,000              5,000
  Changes in operating assets and liabilities:
     Prepaid expenses                                       (222)              (128)              (350)
     Accounts payable and accrued liabilities              8,257                 --              8,257
                                                        --------           --------           --------

Net Cash Used in Operating Activities                    (32,262)           (19,432)           (51,694)
                                                        --------           --------           --------
Investing Activities
  Mineral property costs                                      --             (5,000)            (5,000)
                                                        --------           --------           --------

Net Cash Used in Investing Activities                         --             (5,000)            (5,000)
                                                        --------           --------           --------
Financing Activities
  Due to related parties                                      59                125                184
  Proceeds from issuance of common stock                      --             57,100             57,100
                                                        --------           --------           --------

Net Cash Provided by Financing Activities                     59             57,225             57,284
                                                        --------           --------           --------

Increase in Cash                                         (32,203)            32,793                590

Cash - Beginning of Period                                32,793                 --                 --
                                                        --------           --------           --------

Cash - End of Period                                    $    590           $ 32,793           $    590
                                                        ========           ========           ========

Supplemental Disclosures
  Interest paid                                         $     --           $     --           $     --
  Income taxes paid                                     $     --           $     --           $     --
                                                        ========           ========           ========


   (The Accompanying Notes are an Integral Part of These Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficit)
From May 29, 2008 (Date of Inception) to July 31, 2009

                                                                                     Deficit
                                             Common Stock                          Accumulated
                                          -------------------      Additional       During the
                                                         Par        Paid-in        Exploration
                                          Shares        Value       Capital           Stage           Total
                                          ------        -----       -------           -----           -----
Issuance of common stock for cash
 at $0.00001 per share                  6,500,000      $    65      $  6,435       $      --        $   6,500

Issuance of common stock for cash
 at $0.00001 per share                  5,060,000           51        50,549              --           50,600

Donated services                               --           --           800              --              800

Net loss for the period                        --           --            --         (25,104)         (25,104)
                                       ----------      -------      --------       ---------        ---------

Balance - July 31, 2008                11,560,000      $   116      $ 57,784       $ (25,104)       $  32,796

Donated services                               --           --         4,800              --            4,800

Net loss for the year                          --           --            --         (45,097)         (45,097)
                                       ----------      -------      --------       ---------        ---------

Balance - July 31, 2009                11,560,000      $   116      $ 62,584       $ (70,201)       $  (7,501)
                                       ==========      =======      ========       =========        =========


   (The Accompanying Notes are an Integral Part of These Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Notes to the Financial Statements
July 31, 2009


1. Nature of Operations and Continuation of Business

Pepper Rock Resources Corp. (the "Company") was incorporated in the State of Nevada on May 29, 2008. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 " ACCOUNTING AND REPORTING FOR DEVELOPMENT STAGE ENTERPRISES ". The Company's principal business is the acquisition and exploration of mineral resources.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is July 31.

b) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of mineral property costs, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d) Loss Per Share

The Company computes net earnings (loss) per share in accordance with SFAS No. 128, "EARNINGS PER SHARE". SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

e) Asset Retirement Obligations

The Company follows the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Notes to the Financial Statements
July 31, 2009


f) Long-lived Assets

In accordance with SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

g) Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with EITF 04-2 "WHETHER MINERAL RIGHTS ARE TANGIBLE OR INTANGIBLE ASSETS " when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that a mineral property is acquired through the issuance of the Company's shares, the mineral property will be recorded at the fair value of the respective property or the fair value of common shares, whichever is more readily determinable.

Mineral property exploration costs are expensed as incurred.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares. Because option payments do not meet the definition of tangible property under EITF 04-2, all option payments are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Notes to the Financial Statements
July 31, 2009


h) Foreign Currency Transactions

The Company's functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted SFAS No. 52 " FOREIGN CURRENCY TRANSLATION ". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

i) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 " ACCOUNTING FOR INCOME TAXES " as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j) Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

3. Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2009, the Company has accumulated losses since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. Related Party Transactions

a) For the fiscal period ended July 31, 2009 and 2008, the Company recognized $4,800 and $800 respectively for donated services at $400 per month provided by the President of the Company.

b) As at July 31, 2009 and 2008 the Company is indebted to the President of the Company for $184 and 2008 $125 respectively for expenses paid on behalf of the Company. This amount is non-interest bearing, unsecured and due on demand.

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Notes to the Financial Statements
July 31, 2009


5. Mineral Property

On July 8, 2008, the Company paid $5,000 for a 100% interest in a mineral claim located in Nevada, and $3,000 for a geological report conducted on the respective mining claim. The cost of the mineral property was initially capitalized. At July 31, 2009, the Company recognized an impairment loss of $5,000, as it has not yet been determined whether there are proven or probable reserves on the property.

6. Common Stock

a) On July 8, 2008, the Company issued 5,060,000 shares of common stock at $0.01 per share for cash proceeds of $50,600.

b) On May 30, 2008, the Company issued 6,500,000 shares of common stock at $0.001 per share to the President of the Company for cash proceeds of $6,500.

7. Income Taxes

The Company accounts for income taxes under SFAS No. 109, "ACCOUNTING FOR INCOME TAXES." Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax expense differs from the amount that would result from applying the U.S federal and state income tax rates to earnings before income taxes. The Company has a net operating loss carryforward of $63,101 available to offset taxable income in future years which begins to expire in fiscal 2028. Pursuant to SFAS 109, the potential benefit of the net operating loss carryforward has not been recognized in the consolidated financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                        July 31,       July 31,
                                                          2009           2008
                                                        --------       --------

Net loss before income taxes per financial statements   $ 45,097       $ 25,104
Income tax rate                                               35%            35%
Income tax recovery                                      (15,784)        (8,786)
Permanent differences                                      1,680            280
Temporary differences                                       (140)           665
Valuation allowance change                                14,244          7,841
                                                        --------       --------

Provision for income taxes                              $     --       $     --
                                                        ========       ========

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Notes to the Financial Statements
July 31, 2009


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities are as follows:

                                                        July 31,       July 31,
                                                          2009           2008
                                                        --------       --------
Net operating loss carryforward                         $ 22,610       $  8,506
Unamortized costs of incorporation                          (525)          (665)
Valuation allowance                                      (22,085)        (7,841)
                                                        --------       --------

Net deferred income tax asset                           $     --       $     --
                                                        ========       ========

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

8. Commitments

Beginning on August 1, 2009, the Company was obligated to make monthly payments of $175 for rent on a month to month basis.

9. Subsequent Events

In accordance with SFAS 165, we have evaluated subsequent events through October 29, 2009, the date of issuance of the audited financial statements. During this period we did not have any material recognizable subsequent events.

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Balance Sheets
(Unaudited)

                                                                                       January 31,         July 31,
                                                                                          2010               2009
                                                                                        --------           --------
ASSETS

Current Assets
  Cash                                                                                  $    386           $    590
  Prepaid expenses                                                                           350                350
                                                                                        --------           --------

Total Assets                                                                            $    736           $    940
                                                                                        ========           ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable and accrued liabilities                                                 4,450              7,257
  Loan payable                                                                            24,340              1,000
  Due to related party                                                                       184                184
                                                                                        --------           --------

Total Liabilities                                                                       $ 28,974           $  8,441
                                                                                        --------           --------
Stockholders' Deficit
  Preferred Stock, 100,000,000 shares authorized, $0.00001 par value;
   No shares issued and outstanding as of January 31, 2010 & July 31, 2009                    --                 --
  Common Stock, 500,000,000 shares authorized, $0.00001 par value;
   57,800,000 shares issued and outstanding as of January 31, 2010 & July 31, 2009           578                578
  Additional Paid-in Capital                                                              64,522             62,122
  Deficit Accumulated During the Exploration Stage                                       (93,338)           (70,201)
                                                                                        --------           --------

Total Stockholders' Deficit                                                              (28,238)            (7,501)
                                                                                        --------           --------

Total Liabilities and Stockholders' Deficit                                             $    736           $    940
                                                                                        ========           ========

                (The Accompanying Notes are an Integral Part of
                     These Unaudited Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Statements of Expenses
(Unaudited)

                                       For the          For the          For the          For the             From
                                     Three months     Three months      Six months       Six months        May 29, 2008
                                        Ended            Ended            Ended            Ended      (Date of Inception) to
                                      January 31,      January 31,      January 31,      January 31,       January 31,
                                         2010             2009             2010             2009               2010
                                     ------------     ------------     ------------     ------------       ------------
Expenses
  Other general and administrative   $      1,220     $      1,480     $      2,091     $      3,809       $      9,287
  Management services                       1,200            1,200            2,400            2,400              8,000
  Professional fees                         4,646           16,495           18,506           25,015             67,616
  Impairment of mineral properties             --               --               --               --              5,000
  Exploration costs                            --               --              140              295              3,435
                                     ------------     ------------     ------------     ------------       ------------

Total Expenses                       $      7,066     $     19,175     $     23,137     $     31,519       $     93,338
                                     ------------     ------------     ------------     ------------       ------------

Net Loss for the Period              $     (7,066)    $    (19,175)    $    (23,137)    $    (31,519)      $    (93,338)
                                     ============     ============     ============     ============       ============
Net Loss Per Common Share -
 Basic and Diluted                   $      (0.00)    $      (0.00)    $      (0.00)    $      (0.00)
                                     ============     ============     ============     ============
Weighted Average Common Shares
 Outstanding                           57,800,000       57,800,000       57,800,000       57,800,000
                                     ============     ============     ============     ============


                 (The Accompanying Notes are an Integral Part of
                      These Unaudited Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

                                                        For the            For the             From
                                                       Six months         Six months        May 29, 2008
                                                         Ended              Ended      (Date of Inception) to
                                                       January 31,        January 31,       January 31,
                                                          2010               2009               2010
                                                        --------           --------           --------
Operating Activities
  Net loss for the period                               $(23,137)          $(31,519)          $(93,338)
  Adjustment to reconcile net loss to net
   cash used in operating activities:
     Donated services                                      2,400              2,400              8,000
     Impairment of mineral properties                         --                 --              5,000
  Changes in operating assets and liabilities:
     Prepaid expenses                                         --               (411)              (350)
     Accounts payable and accrued liabilities             (2,807)             4,036              4,450
                                                        --------           --------           --------

Net Cash Used in Operating Activities                    (23,544)           (25,494)           (76,238)
                                                        --------           --------           --------
Investing Activities
  Mineral property costs                                      --                 --             (5,000)
                                                        --------           --------           --------

Net Cash Used in Investing Activities                         --                 --             (5,000)
                                                        --------           --------           --------
Financing Activities
  Loan payable                                            23,340                 --             24,340
  Due to related parties                                      --                 59                184
  Proceeds from issuance of common stock                      --                 --             57,100
                                                        --------           --------           --------

Net Cash Provided by Financing Activities                 23,340                 59             81,624
                                                        --------           --------           --------

Increase (Decrease) in Cash                                 (204)           (25,435)               386

Cash - Beginning of Period                                   590             32,793                 --
                                                        --------           --------           --------

Cash - End of Period                                    $    386           $  7,358           $    386
                                                        ========           ========           ========

Supplemental Disclosures
  Interest paid                                         $     --           $     --           $     --
  Income taxes paid                                     $     --           $     --           $     --
                                                        ========           ========           ========


                 (The Accompanying Notes are an Integral Part of
                     These Unaudited Financial Statements)

Pepper Rock Resources Corp.
(An Exploration Stage Company)
Notes to the Financial Statements
January 31, 2010
(Unaudited)

1. Basis of Presentation

The accompanying unaudited interim financial statements of Pepper Rock Resources Corp. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's July 31, 2009 report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end July 31, 2009 as reported on Form 10-K, have been omitted.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

2. Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. At January 31, 2010, the Company has accumulated losses since inception.

These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Related Party Transactions

a) For the fiscal period ended January 31, 2010, the Company recognized $2,400 for donated services at $400 per month provided by the President of the Company.

b) As at January 31, 2010, the Company is indebted to the President of the Company for $184 for expenses paid on behalf of the Company. This amount is non-interest bearing, unsecured and due on demand.

4. Loan Payable

During the six months ended January 31, 2010, the Company received $23,340 (July 31, 2009 - $1,000) in loans from an unrelated third party. This amount was used for corporate expenses and is unsecured, non-interest bearing and has no terms of repayment.

5. Common Stock

On October 15, 2009, the Company effected a 5:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 600,000,000 shares of common stock with no change in par value. All share amounts have been retroactively adjusted for all periods presented.

6. Subsequent Events

a) Pursuant to FASB ASC 855-10, we have evaluated all events or transactions that occurred through the date of issuance of these unaudited financial statements. During this period, the Company did not have any material recognizable subsequent events, except as noted below.

b) On February 10, 2010, the Company entered into a Joint Venture Agreement ("the Agreement") with Oxalis Energy Group ("Oxalis") of Katy, Texas.

The Company has agreed to invest $5,300,000 as working capital in the Adam's Ranch Development with set tranche amounts and due dates. Oxalis shall give the Company the exclusive right to participate in the Adam's Ranch Development as long as the Company meets its funding obligations as determined by the Company and in a reasonable time frame to fund the amounts indicated that is acceptable to Oxalis.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 10 of this registration statement.

GENERAL INFORMATION

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

We are an exploration stage company. There is no assurance that commercially viable mineral deposits exist on the mineral property that we have under option. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the claim is determined.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE PERIOD ENDED JANUARY 31, 2010.

RESULTS OF OPERATIONS

We are a start-up, exploration stage corporation, and have not yet generated or realized any revenues from our business activities. We have not generated any revenue and have incurred losses since inception. In addition, we have a working capital deficit at January 31, 2010. These factors raise substantial doubt regarding the Company's ability to continue as a going concern for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals.

Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other sources for cash at this time are loans from related parties and additional sales of common stock. Our success or failure will be determined by what additional financing we obtain and what we find under the ground.

Funds raised from our private placement were used to pay administrative and other expenses, however we have spent all of it. We have to raise additional money to complete exploring our property. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise even more money through a subsequent private placement, public offering or through loans. If we do not have enough money to complete our exploration of the property, we will have to find alternative sources, like a public offering, an additional private placement of securities, or loans from our officer or others.

Our sole officer and director is unwilling to make any commitment at this time to loan us money. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, seek additional opportunities, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

We have the right to conduct exploration activities on one property. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit reserve.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of our Form S-1 registration statement. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a reserve and we have determined it is economical to extract the minerals from the land.

We do not intend to involve other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves. If we can't or don't raise more money, we will either cease activities or look for other opportunities. If we cease activities, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

MILESTONES

The milestones are as follows:

     1.   Raise additional capital.
     2. Retain our consultant to manage the exploration of the property. Maximum cost of $5,000 for a retention period of 90 days or less.
     3. Trenching. Trenching will cost approximately $14,000 and will be conducted by unrelated subcontractors. Trenching includes grid installation, metal detection, and sample collecting and shipping the samples for testing.
     4. Have an independent third party analyze the samples. We estimate that it will cost $2,000 to analyze the samples and will take 30 days.

We have nominal cash at the present time and cannot operate until we raise additional capital.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We will be seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have issued 57,800,000 shares of our common stock and received $57,100.

Since our inception, we have conducted limited operations and therefore have not generated any revenues.

In May 29, 2008, we issued 32,500,000 shares of common stock to our former officer and director, Curtis C. Daye. The purchase price of the shares was $6,500. This was accounted for as an acquisition of shares. Curtis C. Daye covered some of our initial expenses by paying $184 for incorporation documents, administrative costs, and courier costs. The amount owed to Mr. Daye is non-interest bearing, unsecured and due on demand. Further, the agreement with Mr. Daye is oral and there is no written document evidencing the agreement.

On July 8, 2008, we issued 25,300,000 shares of common stock to 46 individuals for consideration of $50,600.

As of January 31, 2010, our total assets were $736 and our total liabilities were $28,974.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

AUDIT COMMITTEE

The functions of the audit committee are currently carried out by our Board of Directors, who has determined that we do not have an audit committee financial expert on our Board of Directors to carry out the duties of the audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the audit committee.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations that provide financing, liquidity, market risk or credit risk support to us.

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to the recoverability of mineral property costs, donated expenses and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

LOSS PER SHARE

We compute net earnings (loss) per share in accordance with SFAS No. 128, "EARNINGS PER SHARE". SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

FOREIGN CURRENCY TRANSACTIONS

Our functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted SFAS No. 52 "FOREIGN CURRENCY TRANSLATION". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). We have not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2008 AND 2009.

You should read the following discussion of our financial condition and results of operations together with the consolidated audited financial statements and the notes to consolidated audited financial statements included elsewhere in this filing prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. This discussion is historical and pertains to our financial condition and plan of operations as of July 31, 2009.

PLAN OF OPERATION

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business activities.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other sources for cash at this time are loans from related parties and additional sales of common stock. Our success or failure will be determined by what additional financing we obtain and what we find under the ground.

We raised money from our private placement however we have spent all of it. We have to raise additional money to complete exploring our property. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise even more money through a subsequent private placement, public offering or through loans. If we do not have enough money to complete our exploration of the property, we will have to find alternative sources, like a public offering, an additional private placement of securities, or loans from our officer or others.

Our sole officer and director is unwilling to make any commitment at this time to loan us money. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, seek additional opportunities, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

We have the right to conduct exploration activities on one property. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of our Form S-1 registration statement. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a reserve and we have determined it is economical to extract the minerals from the land.

We do not intend to involve other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we can't or don't raise more money, we will either cease activities or look for other opportunities. If we cease activities, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

MILESTONES

The milestones are as follows:

     1.   Raise additional capital.
     2. Retain our consultant to manage the exploration of the property. - Maximum cost of $5,000.
     3. Trenching. Trenching will cost approximately $14,000 and will be conducted by unrelated subcontractors. Trenching includes grid installation, metal detection, sample collecting and shipping the samples for testing.
     4. Have an independent third party analyze the samples. We estimate that it will cost $2,000 to analyze the samples and will take 30 days.

We have nominal cash at the present time and cannot operate until we raise additional capital.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We will be seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have issued 11,560,000 shares of our common stock and received $57,100.

Since our inception, we have conducted limited operations and therefore have not generated any revenues.

In May 29, 2008, we issued 6,500,000 shares of common stock to our sole officer and director, Curtis C. Daye, pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The purchase price of the shares was $6,500. This was accounted for as an acquisition of shares. Curtis C. Daye covered some of our initial expenses by paying $184 for incorporation documents, administrative costs, and courier costs. The amount owed to Mr. Daye is non-interest bearing, unsecured and due on demand. Further, the agreement with Mr. Daye is oral and there is no written document evidencing the agreement.

On July 8, 2008, we issued 5,060,000 shares of common stock to 46 individuals in consideration of $50,600.

As of July 31, 2009, our total assets were $940 and our total liabilities were $8,441.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

AUDIT COMMITTEE

The functions of the audit committee are currently carried out by our Board of Directors, who has determined that we do not have an audit committee financial expert on our Board of Directors to carry out the duties of the audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the audit committee.

GOING CONCERN

Due to our being a development stage company and not having generated revenues, in the consolidated financial statements for the year ended August 31, 2009, we included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to the recoverability of mineral property costs, donated expenses and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

LOSS PER SHARE

We compute net earnings (loss) per share in accordance with SFAS No. 128, "EARNINGS PER SHARE". SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders

(numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

FOREIGN CURRENCY TRANSACTIONS

Our functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted SFAS No. 52 "FOREIGN CURRENCY TRANSLATION". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). We have not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

Malone & Bailey, PC has audited our Financial Statements for the year ended July 31, 2009 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

             DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                                                                               Date First Elected
    Name                  Position Held with our Company              Age         or Appointed
    ----                  ------------------------------              ---         ------------
Philip Kueber     Chief Executive Officer, President, Secretary,       48       February 5, 2010
                  Treasurer, Chief Financial Officer, Principal
                  Accounting Officer and Director

Mr. Kueber does not have professional or technical accreditation in the exploration, development or operations of oil and gas projects. For the coming year, it is anticipated that he will commit approximately 50% of his time to our operations.

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

PHILIP KUEBER

Mr. Kueber, age 48, is a 1983 graduate of the University of British Columbia and has over 20 years experience in the entertainment, resource, and venture capital industry. Beginning as a writer for Global Television Network, Mr. Kueber then wrote feature films which were produced and exhibited worldwide. From 1986 to 1990 Mr. Kueber was President of Seguro Resources Ltd., an oil and gas producing company based in Calgary, Alberta, Canada.

From 1990 to present, Mr. Kueber has financed and produced live entertainment, feature films, and televised series. In addition, many non-entertainment ventures have been funded and managed by Mr. Kueber in the resource, bio-medical, and high-tech areas.

From 2000 to present, Mr. Kueber has also consulted to various commercially, successful Internet based companies to assist in their corporate development, creative development, and raising of capital.

From 2008 to present, Mr Kueber has been President and CEO of Riverdale Capital Ltd., a corporation that acquires Internet based companies.

We have entered into a consulting agreement with Mr. Kueber pursuant to which we pay him $4,000 for management services.

COMMITTEES OF THE BOARD

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of our officers, directors, promoters or control persons have had any of the following events occur:

     * a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     * conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

     * being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or
     * being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

OTHER DIRECTORSHIPS

Other than the above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee's qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a resume supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

CONFLICTS OF INTEREST

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

     *    the corporation could financially undertake the opportunity;
     *    the opportunity is within the corporation's line of business; and
     * it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

                             EXECUTIVE COMPENSATION

GENERAL

The particulars of the compensation paid to the following persons:

     (a)  our principal executive officer;
     (b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended July 31, 2009, and 2008 and
     (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended July 31, 2009, and 2008, whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position                   Year       Salary($)      Total($)
---------------------------                   ----       ---------      --------
        (a)                                    (b)         (c)            (j)
Curtis Daye (2)                                2009         Nil           Nil

former President, CEO, CFO and Director        2008         Nil           Nil

----------
(1) We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.
(2) Mr. Daye was our sole director and officer from our inception on May 29, 2008 to February 5, 2010.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

LONG-TEM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

The members of the Board of Directors are not compensated by Black Hawk for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by Black Hawk, with respect to the officers, directors, employees or consultants of Black Hawk that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. Unless otherwise notes, the shareholders listed below have direct ownership of his shares and possess sole voting and dispositive power with respect to the shares.

Title of                Name and Address                    Amount and Nature of                  Percentage
  Class               of Beneficial Owner                 Beneficial Ownership (2)               of Class (3)
  -----               -------------------                 ------------------------               ------------
Common              Philip Kueber (1)                        10,000,000 Direct                      17.3%
                    One Lincoln Center, 18 West 140
                    Butterfield Road, 15th Floor,
                    Oakbrook Terrace, IL, 60181

Common              Roberto Rodriguez Bernal                  3,750,000 Indirect (4)                 6.5%
                    Lintheschergasse 19
                    P.O. Box 3426
                    CH-8021 Zurich

Common              Naomi Johnson                             3,750,000 Indirect (5)                 6.5%
                    #12 The Belvedere,
                    Chelsea Harbour, London,
                    UK, SW10-0XA

Common              Jonathan Marshall                         3,750,000 Indirect (6)                 6.5%
                    Suite #25, 405 Kings Road,
                    London, UK, SW10-0BB

Common              Kent Ltd.                                 7,500,000 Indirect (7)                  13%
                    Marque Place #300, 430 West Bay
                    Road, PO Box 30691 SMB, Grand
                    Cayman, KY1-1203, Cayman Islands

Common              Cameron Frater                            3,750,000 Indirect (8)                 6.5%
                    3540 West Sahara Road
                    Las Vegas, NV, 89122

Common              Total Directors and Officers             10,000,000 Direct                      17.3%

----------
(1) The person named above may be deemed to be our "parent" and "promoter" within the meaning of such terms under the Securities Act by virtue of his direct and indirect stock holdings. Mr. Kueber is our only "promoter". Mr. Kueber is also our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and director.
(2) Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report as of which there were 57,800,000 shares of our common stock issued and outstanding.
(3) Based on 57,800,000 number of shares of common stock issued and outstanding as of April 8, 2010.
(4) Mr. Bernal has voting and dispositive control over shares of our common stock owned by Alabaster Limited
(5) Ms. Johnson has voting and dispositive control over shares of our common stock owned by Nuria Investment Ltd.
(6) Mr. Marshall has voting and dispositive control over shares of our common stock owned by Hayward Management, Inc.
(7) Kent Ltd. has voting and dispositive control over shares of our common stock owned by Med Ventures Ltd., and Gravhaven Limited.
(8) Mr. Frater has voting and dispositive control over shares of our common stock owned by Armada International, Inc.

All directors and officers hold office until our next annual general meeting of shareholders or until a successor is appointed.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

For the fiscal period ended January 31, 2010, we recognized $2,400 for donated services at $400 per month provided by our former President.

As at January 31, 2010, we were indebted to our President for $184 for expenses paid on our behalf. This amount is non-interest bearing, unsecured and due on demand.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

During the last two years and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

     (a)  any director or officer of our company;
     (b)  any proposed director of officer of our company;
     (c) any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
     (d) any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

DIRECTOR INDEPENDENCE

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

             DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

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
You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Black Hawk Exploration, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     * Article IX of our Bylaws, filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed on October 23, 2010; and
     *    Chapter 78 of the Nevada Revised Statutes (the "NRS").

NEVADA REVISED STATUTES

Section 78.138 of the Nevada Revised Statute ("NRS") provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

"Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270,
668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

     (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
     (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a)  is not liable pursuant to NRS 78.138; or
     (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a)  is not liable pursuant to NRS 78.138; or
     (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of the expenses incurred in connection with this registration statement and the issuance and distribution of the shares of common stock being registered under this registration statement. All such expenses will be paid by us.

Securities and Exchange Commission registration fee ..................   $   285
Legal fees and expenses ..............................................    25,000
Accounting, Auditing fees and expenses ...............................    12,000
Transfer agent fees and expenses .....................................     2,000
Printing, electronic filing and engraving expenses ...................       715
                                                                         -------
TOTAL ................................................................   $40,000
                                                                         =======

All of the above items are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

     * On May 30, 2008, we issued 6,500,000 shares of common stock to our former sole officer and director in consideration of $0.001 per share or a total of $6,500. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in
          Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.
     * On July 8, 2008, we issued 5,060,000 shares of common stock to 46 individuals in consideration of $0.01 per share or a total of $50,600. The 5,060,000 shares so issued are being registered in this offering. The foregoing 5,060,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

Exhibit                            Exhibit
Number                          Description
------                          -----------

3.1     Articles of Incorporation of Pepper Rock Resources Corp. (1)
3.2 Certificate of Amendment filed with the Nevada Secretary of State on October 16, 2009
3.3     Bylaws of Pepper Rock Resources Corp. (1)
4.1     Instrument Defining the Right of Holders - Form of Share Certificate (1)
5.1     Legal Opinion of Macdonald Tuskey
10.1 Joint Venture Agreement with Oxalis Energy Group, Inc. dated February 10, 2010 (2)
23.1    Consent of Malone & Bailey, PC
23.3    Consent of Macdonald Tuskey (included in Exhibit 5.1)

----------
(1) Included as an exhibit to our Registration Statement on Form S-1 filed on October 23, 2008.
(2) Included as an exhibit to our Current Report on Form 8-K filed on February 16, 2010.

UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
     (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, Illinois, on April 8, 2010.

                         PEPPER ROCK RESOURCES CORP.


                         By: /s/ Philip Kueber
                             ---------------------------------------------------
                             Philip Kueber
                             President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

          Signatures                                   Title                                Date
          ----------                                   -----                                ----


/s/ Philip Kueber                      President, Chief Executive Officer, Chief        April 8, 2010
----------------------------------     Financial Officer, Principal Accounting
Philip Kueber                          Officer, Secretary, Treasurer, Director